Exhibit 99.1

news release

FOR IMMEDIATE RELEASE	FEBRUARY 25, 2013

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 . 800 . TO . SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH-QUARTER AND FULL-YEAR 2012 FINANCIAL RESULTS

--Higher capacity utilization drives earnings per share relative to the November 2012 business outlook

-- EMEA’s operating margin expands further in the fourth quarter

--Net cash provided by operating activities increases double-digit comparably

--2012 capacity rationalization goal achieved

--Initiating first-quarter and full-year 2013 business outlook

TAMPA, FL – February 25, 2013 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NasdaqGS:SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights

•      Fourth quarter 2012 revenues from continuing operations of $304.3 million increased $28.1 million, or 10.2%, from $276.2 million in the comparable quarter last year; fourth quarter 2012 revenues included $30.5 million in revenue contribution from the Alpine Access acquisition, which closed August 20, 2012; excluding the revenue contribution from Alpine Access and on a constant currency basis, fourth quarter 2012 comparable revenues decreased 2.3% as demand from certain clients within the communications, financial services and travel verticals was more than offset by end-of-life client programs and the effect of strategic actions (the previously announced and planned exit from Ireland and South Africa and capacity rationalization in Amsterdam, as well as capacity rationalization related to the integration of the ICT acquisition), revenues from both of which were included in the year-ago quarter

•      Fourth quarter 2012 operating margin from continuing operations on a GAAP basis was 5.2% versus 3.9% in the comparable quarter last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), fourth quarter 2012 operating margin was 7.0% versus 7.2% in the same period last year as benefits in the current quarter from higher revenues, higher capacity utilization and the EMEA turnaround were more than offset by client program ramp expenses and investments in facilities for future demand

•      Fourth quarter 2012 diluted earnings per share from continuing operations on a GAAP basis were $0.31 versus $0.14 in the comparable quarter last year and versus the business outlook range of $0.18 to $0.23; of the $0.17 increase compared to the same period last year, approximately $0.12 was due largely to a lower comparable tax rate, with the balance from higher capacity utilization, strategic actions in EMEA and a lower share count from 2012 share repurchases

•

On a non-GAAP basis, fourth quarter 2012 diluted earnings per share from continuing operations were $0.39 versus $0.27 in the same period last year (see Exhibit 6 for reconciliation) and versus a business outlook range of $0.28 to $0.33, with the comparable increase driven largely by the above-mentioned factors; relative to the business outlook range, the increase was principally due to higher capacity utilization and a lower comparable tax rate

•

Consolidated seat capacity decreased in line with the Company’s stated 2012 year-end target of 2,000 to 39,300 in fourth quarter 2012 from 41,300 seats in the comparable period last year driven by the Company’s on-going efforts to rationalize underutilized capacity. Consolidated capacity utilization rates increased to 75% in the fourth quarter 2012 from 73% in the comparable period last year due to higher utilization rates in EMEA and overall reductions in seat capacity

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 13.5% to $258.3 million, or 84.9% of total revenues, for the fourth quarter of 2012 compared to $227.6 million, or 82.4% of total revenues, in the prior year’s fourth quarter. The Alpine Access acquisition contributed $30.5 million in revenues to the Americas region in the fourth quarter of 2012. Excluding the revenue contribution from Alpine Access and on a constant currency basis, the 2.0% comparable decline in Americas’ revenues from continuing operations was largely a result of previously discussed end-of-life client programs, which more than offset the increase in demand from certain clients within the financial services, travel and communications verticals.

During the quarter, revenues from continuing operations generated from services provided offshore decreased to 43% from 49% in the same period last year principally due to a mix-shift in revenues to North America driven by Alpine Access, whose clients reside in and are serviced from the U.S. and Canada.

Sequentially, revenues from continuing operations generated from the Americas region increased 8.7% to $258.3 million in the fourth quarter of 2012 compared to $237.5 million, or 84.7% of total revenues, in the third quarter of 2012. On a constant currency basis, the 8.5% increase was principally due to full quarter’s revenue contribution from the Alpine Access acquisition in the fourth quarter versus a partial quarter’s revenue contribution in the third quarter due to the timing of the closing of the acquisition.

The Americas income from continuing operations for the fourth quarter of 2012 decreased 8.3% to $24.2 million, with an operating margin of 9.4% versus 11.6% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin from continuing operations was 11.6% versus 12.9% in the comparable quarter last year, with the decrease due to a combination of previously discussed end-of-life client programs, client program ramp expenses and investments in facility upgrades and transfers (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from continuing operations for the fourth quarter of 2012 increased 11.7% to $24.2 million, with an operating margin of 9.4% versus 9.1% in the third quarter of 2012. On a non-GAAP basis, the Americas operating margin from continuing operations increased to 11.6% from 11.0% in the third quarter of 2012, driven by a full quarter’s revenue contribution from Alpine Access and expense leverage, coupled with cost savings associated with facility closures and lower professional services fees (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region decreased 5.5% to $46.0 million, representing 15.1% of total revenues for the fourth quarter of 2012, compared to $48.7 million, or 17.6% of total revenues, in the prior year’s fourth quarter (EMEA’s revenues were down 3.8% on a constant currency basis). The constant currency decrease in EMEA revenues from continuing operations was largely a result of previously discussed end-of-life client programs and the effect of strategic actions (the Company’s planned exit from Ireland, South Africa and capacity rationalization in Amsterdam).

Sequentially, revenues from continuing operations from the Company’s EMEA region increased 6.9% to $46 million for the fourth quarter of 2012 compared to $43.0 million, or 15.3% of SYKES’ total revenues in the third quarter of 2012 (EMEA’s revenues were up 4.0% on a constant currency basis sequentially). The constant currency increase in EMEA revenues from continuing operations was driven largely by client demand within the technology, communications and financial services verticals.

The EMEA region’s income from continuing operations for the fourth quarter of 2012 was $3.6 million, or 7.9% of EMEA revenues, versus an operating loss of $4.9 million, or negative 10.1% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin from continuing operations increased to 6.2% from 1.8% in the same period last year. The more-than-three-fold increase was due to a combination of higher capacity utilization rate and cost savings resulting from the previously discussed strategic actions (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from continuing operations for the fourth quarter of 2012 increased to $3.6 million, or 7.9% of revenues, from $2.4 million, or 5.5% of revenues, in the third quarter of 2012. On a non-GAAP basis, the EMEA operating margin from continuing operations was 6.2% versus 5.7% in the third quarter of 2012, with the increase due to better demand coupled with an increase in capacity utilization (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate costs increased to $12.1 million, or 4.0% of revenues, in the fourth quarter of 2012, compared to $10.7 million, or 3.9% of revenues, in the comparable quarter last year, with the increase driven by a combination of professional services fees and integration costs associated with the Alpine Access acquisition. On a non-GAAP basis, corporate costs as a percentage of revenues remained unchanged on a comparable basis at 3.7% of revenues (see Exhibit 7 for reconciliation).

Sequentially, corporate costs decreased to $12.1 million, or 4.0% of revenues, in the fourth quarter of 2012, from $15.3 million, or 5.5% of revenues, in the third quarter of 2012, with the bulk of the transaction costs related to the Alpine Access acquisition occurring in the third quarter of 2012. On a non-GAAP basis, corporate costs decreased to $11.4 million, or 3.7% of revenues, from $11.9 million in the third quarter, or 4.2% of revenues, with the decrease due principally to lower variable incentive compensation (see Exhibit 7 for reconciliation).

Interest & Other Expense and Taxes

Interest and other expense for the fourth quarter of 2012 was $0.8 million versus interest and other income of $0.3 million in the comparable quarter last year, with the $1.1 million swing due to a combination of a subsidiary liquidation associated with the previously announced strategic actions in the EMEA region and realized and unrealized foreign currency transaction losses.

The Company’s effective tax rate in the fourth quarter 2012 was 11.0% versus 46.2% in the same period last year and below the estimated 18% provided in the Company’s November 2012 business outlook. The lower effective tax rate comparably and relative to the business outlook was driven principally by transaction and integration costs related to the Alpine Access acquisition, which lowered pre-tax income in a higher tax-rate jurisdiction.

On a non-GAAP basis, the fourth quarter 2012 effective tax rate from continuing operations was 18.0% compared to 42.0% in the same period last year and below the estimated 23% provided in the Company’s November 2012 business outlook. The decrease versus the year-ago period and relative to the November 2012 business outlook was due mainly to a shift in the geographic mix of earnings to lower tax rate jurisdictions.

2012 Financial Highlights

•

2012 revenues of $1,127.7 million from continuing operations decreased $41.6 million, or 3.6%, from 2011; excluding the $40.6 million in revenue contribution from the Alpine Access acquisition and on a constant currency basis, revenues from continuing operations decreased 6.1% comparably as increased demand within the financial services, healthcare and travel verticals was more than offset by end-of-life client programs and the effect of strategic actions (the previously announced and planned exit from Ireland and South Africa and capacity rationalization in Amsterdam, as well as capacity rationalization related to the integration of the ICT acquisition), revenues from both of which were included in the prior year

•

2012 operating margin from continuing operations was 4.2% versus 5.6% on a comparable basis in 2011; on a non-GAAP basis, 2012 operating margin from continuing operations was 6.1% versus 7.1% for 2011, due to a combination of lower revenues driven by previously discussed end-of-life client programs and strategic actions and the corresponding operating inefficiencies, unfavorable foreign currency movements, higher legal and professional services fees as well as investments in facility upgrades and transfers (see Exhibit 8 for reconciliation)

•

2012 diluted earnings per share from continuing operations was $0.93 versus $1.15 in 2011 and above the Company’s November 2012 business outlook earnings per share range of $0.80 to $0.85. The decrease in the Company’s 2012 diluted earnings per share from continuing operations on a comparable basis was due to a combination of transaction and integration costs related to the Alpine Access acquisition, unfavorable foreign exchange movements, investments in facility upgrades and transfers and end-of-life of client programs, which was partially offset by a lower effective tax rate and share count

•

On a non-GAAP basis (see Exhibit 8 for reconciliation), 2012 diluted earnings per share from continuing operations was $1.27 compared to $1.40 in 2011 and compared to a non-GAAP diluted earnings per share range of $1.17 to $1.22 provided in the Company’s November 2012 business outlook. The decrease in the Company’s 2012 non-GAAP diluted earnings per share from continuing operations relative to 2011 was due principally to the above mentioned factors; the increase in non-GAAP diluted earnings per share relative to the November 2012 business outlook was due largely to higher capacity utilization and a lower comparable tax rate

•

2012 loss per share from discontinued operations, net of taxes, was ($0.27) versus ($0.09) in 2011 due principally to the loss on the sale of the Company’s Spanish operations in 2012 versus operating losses net of taxes from the Company’s operations in Spain in 2011

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2012 remained strong with cash and cash equivalents of $187.3 million. Approximately 97.6%, or $182.9 million, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. At year-end, the Company had approximately

$91.0 million of borrowings outstanding under its revolving senior credit facility with $154 million of undrawn borrowing capacity. Net cash provided by operating activities was up 37% to $31.2 million in the fourth quarter of 2012 from $22.7 million in the same period last year, with the increase driven by the Alpine Access acquisition and a lower comparable tax provision.

Business Outlook

•

Although the macro-economic environment is still somewhat mixed, the Company is encouraged by the upward demand trajectory going into 2013. This demand is driven by growth from both existing and new client programs that span the communications, financial services, technology and travel verticals across the Americas and EMEA regions. Concurrent with the demand, the anticipated reduction in end-of-life programs year-over-year is also providing further support to the Company’s 2013 revenue outlook. As in prior years, with the combination of seasonality and the timing of ramps related to program wins, the Company expects consolidated second-half 2013 revenues to be slightly greater than the first-half. Because of the effects of seasonality coupled with merit wage increases, the cold winter in Canada (roadside program), capacity build out expenses, facility transfers and training for program ramps, operating margins in the first half and somewhat through the third quarter of 2013 are expected to disproportionately impacted;

•	First quarter and full year 2013 business outlook reflects the unfavorable impact of foreign exchange rates, particularly a stronger Philippines Peso and Costa Rica Colon relative to the U.S. dollar;

•

The combination of unfavorable foreign exchange rates, a higher effective tax rate and the higher interest and other expense is expected to unfavorably impact first quarter and full-year 2013 diluted earnings per share relative to first quarter and full-year 2012 actual results by approximately $0.07 and $0.28, respectively;

•

The Company’s revenues and earnings per share assumptions for the first quarter and full year 2013 are based on foreign exchange rates as of February 2013. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year;

•	The Company remains on track to completing the operational integration of Alpine Access by the second-half of 2013. The integration process is expected to result in long-term operating efficiencies;

•

The Company plans to add approximately 6,000 seats on a gross basis in 2013. Approximately 75% of the seat count is expected to be added in the first half of 2013, with the remainder in the second half. A number of these seat additions are related to previously discussed facility transfers. Total seat count on a net basis for the full year, however, is expected to increase by approximately 1,000 seats;

•

The Company anticipates interest and other expense of approximately $1.0 million for the first quarter and $4.0 million for the full year 2013. Included in the aforementioned amounts is net interest expense of $0.4 million and $1.6 million for the first quarter and full year 2013, respectively, related to the debt associated with the acquisition of Alpine Access. The increase in other expense relative to 2012 is driven primarily by forecasted foreign currency transaction losses due to a weakening U.S. dollar relative to certain functional currencies. These amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

•

The Company anticipates a higher effective tax rate for the first-quarter and full-year 2013 versus the same periods last year due principally to a discrete adjustment related to The American Taxpayer Relief Act of 2012 passed on January 2, 2013, which resulted in the Company incurring withholding taxes on its offshore cash movements.

Considering the above factors, the Company anticipates the following financial results for the three months ended March 31, 2013:

•	Revenues in the range of $298.0 million to $302.0 million
•	Effective tax rate of approximately 41%; on a non-GAAP basis, an effective tax rate of approximately 37%
•	Fully diluted share count of approximately 43.1 million
•	Diluted earnings per share of approximately $0.10 to $0.12
•	*Non-GAAP diluted earnings per share in the range of $0.18 to $0.20
•	Capital expenditures in the range of $10.0 million to $15.0 million

For the twelve months ended December 31, 2013, the Company anticipates the following financial results:

•	Revenues in the range of $1,220.0 million to $1,235.0 million
•	Effective tax rate of approximately 25%; on a non-GAAP basis, an effective tax rate of approximately 27%
•	Fully diluted share count of approximately 43.1 million
•	Diluted earnings per share of approximately $0.87 to $0.97
•	*Non-GAAP diluted earnings per share in the range of $1.15 to $1.25
•	Capital expenditures in the range of $55.0 million to $65.0 million

*See “Business Outlook Reconciliation” (Exhibit 10) for First Quarter and Full-Year 2013 non-GAAP diluted earnings per share reconciliation.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 26, 2013, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing a comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31,	December 31,	September 30,
	2012	2011	2012
Revenues	$304,272	$276,234	$280,526
Direct salaries and related costs	(201,194)	(181,978)	(183,628)
General and administrative	(86,974)	(82,086)	(87,905)
Net gain (loss) on disposal of property and equipment	(308)	(411)	(199)
Net (gain) on insurance settlement	-	-	-
Impairment of long-lived assets	(84)	(954)	(122)

Income from continuing operations	15,712	10,805	8,672
Total other income (expense), net	(784)	273	(839)

Income from continuing operations before income taxes	14,928	11,078	7,833
Income taxes	(1,638)	(5,118)	309

Income from continuing operations, net of taxes	13,290	5,960	8,142
(Loss) from discontinued operations, net of taxes	-	(1,441)	-
Gain (loss) on sale of discontinued operations, net of taxes	-	559	-

Net income (loss)	$13,290	$5,078	$8,142

Net income (loss) per share:
Basic:
Continuing operations	$0.31	$0.14	$0.19
Discontinued operations	0.00	(0.02)	0.00

Net income (loss) per share	$0.31	$0.12	$0.19

Diluted:
Continuing operations	$0.31	$0.14	$0.19
Discontinued operations	0.00	(0.02)	0.00

Net income (loss) per share	$0.31	$0.12	$0.19

Weighted average shares:
Basic	43,057	43,659	43,014
Diluted	43,081	43,847	43,031

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31,	December 31,
	2012	2011
Revenues	$1,127,698	$1,169,267
Direct salaries and related costs	(737,952)	(763,930)
General and administrative	(341,354)	(341,586)
Net gain (loss) on disposal of property and equipment	(391)	3,021
Net (gain) on insurance settlement	133	481
Impairment of long-lived assets	(355)	(1,718)

Income from continuing operations	47,779	65,535
Total other income (expense), net	(2,622)	(1,879)

Income from continuing operations before income taxes	45,157	63,656
Income taxes	(5,207)	(11,342)

Income from continuing operations, net of taxes	39,950	52,314
(Loss) from discontinued operations, net of taxes	(820)	(4,532)
Gain (loss) on sale of discontinued operations, net of taxes	(10,707)	559

Net income (loss)	$28,423	$48,341

Net income (loss) per share:
Basic:
Continuing operations	$0.93	$1.15
Discontinued operations	(0.27)	(0.09)

Net income (loss) per share	$0.66	$1.06

Diluted:
Continuing operations	$0.93	$1.15
Discontinued operations	(0.27)	(0.09)

Net income (loss) per share	$0.66	$1.06

Weighted average shares:
Basic	43,105	45,506
Diluted	43,148	45,607

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31,	December 31,
	2012	2011
Revenues:
Americas	$258,306	$227,583
EMEA	45,966	48,651

Total	$304,272	$276,234

Operating Income:
Americas	$24,192	$26,374
EMEA	3,627	(4,917)
Corporate G&A expenses	(12,107)	(10,652)

Income from continuing operations	15,712	10,805

Total other income (expense), net	(784)	273
Income taxes	(1,638)	(5,118)

Income from continuing operations, net of taxes	$13,290	$5,960

	Year Ended
	December 31, 2012	December 31, 2011
Revenues:
Americas	$947,147	$963,142
EMEA	180,551	206,125

Total	$1,127,698	$1,169,267

Operating Income:
Americas	$93,580	$115,727
EMEA	5,488	(3,746)
Corporate G&A expenses	(51,289)	(46,446)

Income from continuing operations	47,779	65,535

Total other income (expense), net	(2,622)	(1,879)
Income taxes	(5,207)	(11,342)

Income from continuing operations, net of taxes	$39,950	$52,314

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31,	December 31,
	2012	2011
Assets:
Current assets	$467,342	$482,074
Property and equipment, net	101,295	91,080
Goodwill & intangibles, net	296,268	165,814
Other noncurrent assets	43,784	30,162

Total assets	$908,689	$769,130

Liabilities & Shareholders’ Equity:
Current liabilities	$164,583	$149,285
Noncurrent liabilities	137,842	46,279
Shareholders’ equity	606,264	573,566

Total liabilities and shareholders’ equity	$908,689	$769,130

Sykes Enterprises, Incorporated

Supplementary Data

	Q4 2012	Q4 2011
Geographic Mix (% of Total Revenues):
Americas (1)	85%	82%
Europe, Middle East & Africa (EMEA)	15%	18%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2012	Q4 2011
Vertical Industry Mix (% of Total Revenues):
Communications	32%	31%
Financial Services	28%	30%
Technology / Consumer	17%	19%
Transportation & Leisure	8%	8%
Healthcare	7%	7%
Other	8%	5%

Total	100%	100%

	Seat Capacity (3)
	Q4 2012	Q4 2011
Americas (2)	34,000	35,500
EMEA	5,300	5,800

Total	39,300	41,300

Offshore	22,000	22,300

	Capacity Utilization
	Q4 2012	Q4 2011
Americas (2)	74%	74%
EMEA	82%	71%

Total	75%	73%

Offshore	77%	78%

(2) Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

(3) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of fourth quarter 2012, the Company had approximately 3,300 agent FTEs working virtually from home both in the U.S. and Canada, including 2,900 from Alpine Access.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31,	December 31,
	2012	2011
Cash Flow From Operating Activities:
Net income (loss)	$13,290	$5,078
Depreciation and amortization	14,171	11,837
Changes in assets and liabilities and other	3,719	5,800

Net cash provided by operating activities	$31,180	$22,715

Capital expenditures	$12,292	$8,102
Cash interest paid	$513	$278
Cash taxes paid	$3,149	$6,398

	Year Ended
	December 31,	December 31,
	2012	2011
Cash Flow From Operating Activities:
Net income (loss)	$28,423	$48,341
Depreciation and amortization	50,848	53,467
Changes in assets and liabilities and other	7,243	806

Net cash provided by operating activities	$86,514	$102,614

Capital expenditures	$38,647	$29,890
Cash interest paid	$2,239	$1,065
Cash taxes paid	$28,822	$24,631

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31,	December 31,
	2012	2011

GAAP income from continuing operations	$15,712	$10,805
Adjustments:
Acquisition-related severance & consulting engagement costs	271	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	5,004	3,129
Merger & integration costs	697	(620)
EMEA restructuring	(757)	6,267
Other	436	331

Non-GAAP income from continuing operations	$21,363	$19,912

	Three Months Ended
	December 31,	December 31,
	2012	2011

GAAP income from continuing operations, net of taxes, per diluted share	$0.31	$0.14
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.08	0.05
Merger & integration costs	0.01	(0.01)
EMEA restructuring	(0.02)	0.09
Other	0.01	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.39	$0.27

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011	2012	2011
GAAP income from continuing operations	$24,192	$26,374	$3,627	($4,917)	($12,107)	($10,652)
Adjustments:
Acquisition-related severance & consulting engagement costs	271	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	5,004	3,129	-	-	-	-
Merger & integration costs	-	(46)	-	(574)	697	-
EMEA restructuring	-	-	(757)	6,267	-	-
Other	436	-	-	113	-	218

Non-GAAP income from continuing operations	$29,903	$29,457	$2,870	$889	($11,410)	($10,434)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2012	2012	2012	2012	2012	2012
GAAP income from continuing operations	$24,192	$21,654	$3,627	$2,359	($12,107)	($15,341)
Adjustments:
Acquisition-related severance & consulting engagement costs	271	320	-	-	-	377
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	5,004	3,766	-	-	-	-
Merger & integration costs	-	-	-	-	697	3,045
EMEA restructuring	-	-	(757)	104	-	-
Other	436	418	-	-	-	-

Non-GAAP income from continuing operations	$29,903	$26,158	$2,870	$2,463	($11,410)	($11,919)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31,	December 31,
	2012	2011
GAAP income from continuing operations	$47,779	$65,535
Adjustments:
Acquisition-related severance & consulting engagement costs	968	126
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	14,823	12,168
Merger & integration costs	3,848	774
EMEA restructuring	522	6,267
Other	1,404	(1,700)

Non-GAAP income from continuing operations	$69,344	$83,170

	Year Ended
	December 31,	December 31,
	2012	2011
GAAP income from continuing operations, net of taxes, per diluted share	$0.93	$1.15
Adjustments:
Acquisition-related severance & consulting engagement costs	0.01	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.24	0.18
Merger & integration costs	0.07	0.01
EMEA restructuring	-	0.09
Other	0.02	(0.03)

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.27	$1.40

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011	2012	2011
GAAP income from continuing operations	$93,580	$115,727	$5,488	($3,746)	($51,289)	($46,446)
Adjustments:
Acquisition-related severance & consulting engagement costs	591	-	-	-	377	126
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	14,823	12,168	-	-	-	-
Merger & integration costs	106	967	-	(206)	3,742	13
EMEA restructuring	-	-	422	6,267	100	-
Other	1,404	(4,209)	-	113	-	2,396

Non-GAAP income from continuing operations	$110,504	$124,653	$5,910	$2,428	($47,070)	($43,911)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook First Quarter 2013
GAAP income from continuing operations, net of taxes, per diluted share	$0.10-$0.12
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.08
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.18-$0.20

Business Outlook Full Year 2013
GAAP income from continuing operations, net of taxes, per diluted share	$0.87-$0.97
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.27
Merger & integration costs	0.01
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.15-$1.25